UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  March 24, 2009

Commission file number 1-06155 AMERICAN GENERAL FINANCE CORPORATION
(Exact name of registrant as specified in its charter)
Indiana	35-0416090
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 24, 2009, American General Finance Corporation (“AGFC”) made a loan of $800.0 million to its indirect parent, American International Group, Inc. (“AIG”), as evidenced by a Demand Note Agreement between AGFC and AIG, and a Demand Promissory Note by AIG in favor of AGFC, both dated March 24, 2009 (the “AIG Loan”).  The interest rate for the unpaid principal balance is overnight London Interbank Offered Rate plus 50 basis points.  Interest is payable monthly, and principal and interest also are payable on demand at any time, provided that notice of demand is delivered to AIG at least one business day prior to the date payment is demanded.  AIG may repay principal and interest at any time without penalty.  The cash used to fund the AIG Loan came from asset sale proceeds, operations, and a $600.0 million capital contribution that AIG caused to be made to AGFC in March 2009. The AIG Loan is subject to a subordination agreement in favor of the Federal Reserve Bank of New York (“NY Fed”).  The AIG Loan was made to facilitate AIG’s management of its excess cash limits under a credit facility from the NY Fed.  Refer to the exhibits for additional details regarding the AIG Loan.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit 99.1

Demand Promissory Note and a Demand Note Agreement dated March 24, 2009

Exhibit 99.2

Affiliate Subordination Agreement dated March 24, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN GENERAL FINANCE CORPORATION
(Registrant)
Date:	March 30, 2009	By	/s/	Donald R. Breivogel, Jr.
Donald R. Breivogel, Jr.
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit

(99.1)

Demand Promissory Note and a Demand Note Agreement dated March 24, 2009

(99.2)

Affiliate Subordination Agreement dated March 24, 2009